Exhibit 99.2

IN THE United states district court

FOR THE district OF MASSACHUSETTS

DAVID GIROUX, Derivatively on Behalf
of ACER THERAPEUTICS, INC.,

                                    Plaintiff,

            v.

JASON AMELLO, STEVE ASELAGE, HUBERT BIRNER, JOHN M. DUNN, MICHELLE GRIFFIN, LUC MARENGERE, HARRY PALMIN, and CHRIS SCHELLING,

                                     Defendants,

           and

ACER THERAPEUTICS, INC.,

                                Nominal Defendant.

Case No. 1:20-cv-10537 STIPULATION OF SETTLEMENT Hon. George A. O’Toole, Jr.

This Stipulation of Settlement, dated December 29, 2020 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined below), each by and through their respective counsel: (i) David Giroux (“Giroux”), plaintiff in the above-captioned shareholder derivative action (the “Massachusetts Action”), Matthew Gress (“Gress”), Kyle McNeil (“McNeil”), and Jose Luis Gonzalez Diaz (“Diaz”), plaintiffs in the consolidated derivative action in the U.S. District Court for the District of Delaware captioned In re Acer Therapeutics, Inc. Derivative Litigation, Lead Case No. 1:19-cv-01505-MN (the “Delaware Action”), and Stephen King (“King”), plaintiff in the derivative action in the U.S. District Court for the Southern District of New York captioned King v. Schelling, et al., Case No. 1:20-cv-04779-GHW (the “New York Action” and together with the Massachusetts Action and the Delaware Action, the “Actions,” and the plaintiffs to the Actions are collectively referred to herein as the “Plaintiffs”),1 individually and derivatively on behalf of Acer Therapeutics Inc. (“Acer” or the “Company”); (ii) nominal defendant Acer; and (iii) defendants Jason Amello, Steve Aselage, Hubert Birner, John M. Dunn, Michelle Griffin, Luc Marengere, Harry Palmin, and Chris Schelling (the “Individual Defendants” and together with Acer, the “Defendants”).

This Stipulation, subject to the approval of the U.S. District Court for the District of Massachusetts (the “Court”), is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined below) and to result in the complete dismissal of the Actions with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.

I.	BACKGROUND
A.	Factual Background

Acer is a Delaware corporation with principal executive offices located in Newton, Massachusetts. The Company is focused on the acquisition, development, and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Acer’s pipeline includes three clinical-stage candidates: EDSIVO™ (“EDSIVO” or “celiprolol”) for the treatment of vascular Ehlers-Danlos syndrome (“vEDS”) in patients with a confirmed type III collagen (“COL3A1”) mutation; ACER-001—a fully tastemasked, immediate release formulation of sodium phenylbutyrate—for the treatment of various inborn errors of metabolism, including urea cycle disorders and Maple Syrup Urine Disease; and osanetant for the treatment of induced Vasomotor Symptoms where Hormone Replacement Therapy is likely contraindicated.

Acer conducted public common stock offerings in December 2017 and August 2018, raising $12.56 million and $46 million, respectively, to fund its operations (the “Offerings”). In connection with the two Offerings, Acer made certain representations in filings with the U.S. Securities and Exchange Commission (the “SEC”).

In 2019, a putative securities class action was filed alleging that Acer and certain of its directors and officers violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) for certain alleged misrepresentations or omissions made from September 25, 2017 through June 24, 2019 (the “Relevant Period”). Following the appointment of a lead plaintiff under the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), that action is now captioned Skiadas v. Acer Therapeutics Inc., Case No. 1:19-cv-06137-GHW (S.D.N.Y.) (the “Securities Class Action”).

B.	Procedural Background

Plaintiffs in the Actions all allege, among other things, that the Individual Defendants breached their fiduciary duties to Acer by intentionally and/or recklessly causing Acer to make materially false and/or misleading statements and/or fail to disclose that: (1) the Company lacked sufficient data to support filing EDSIVO’s NDA with the FDA for the treatment of vEDS; (2) the Ong Trial was an inadequate and ill-controlled clinical study by FDA standards, and was comprised of an insufficiently small group size to support EDSIVO’s NDA; (3) consequently, the FDA would likely reject EDSIVO’s NDA; and (4) as a result, the Company’s public statements were materially false and misleading at all relevant times.

1.	The Massachusetts Action

On March 17, 2020, Giroux filed in this Court the above-captioned Massachusetts Action, purportedly in the right, and for the benefit, of Acer against the Individual Defendants seeking to remedy the Individual Defendants’ alleged breach of fiduciary duties, unjust enrichment, and violations of Section 14(a) of the Exchange Act.

[1]	Although filed only in the Massachusetts Action, this Stipulation and Settlement also resolves the Delaware Action and the New York Action.

On April 7, 2020, Giroux and Defendants entered into a Stipulation and Order, which proposed to stay the Massachusetts Action pending a decision on the motion to dismiss in the Securities Class Action. The Court so ordered the stipulation on April 21, 2020.

On September 10, 2020, Giroux filed a Verified Amended Stockholder Derivative Complaint, reiterating his original allegations and asserting new allegations in support of his claims against the Individual Defendants on behalf of Acer for breach of fiduciary duty, unjust enrichment claims, and violations of Section 14(a) of the Exchange Act.

2.	The Delaware Action

On August 12, 2019, Gress and McNeil filed a Verified Stockholder Derivative Complaint in the District of Delaware, purportedly in the right, and for the benefit, of Acer against the Individual Defendants seeking to remedy the Individual Defendants’ alleged breach of fiduciary duties, unjust enrichment, and violations of Section 14(a) of the Exchange Act (the “Gress Action”).

On March 4, 2020, Gress, McNeil, and Defendants entered into a Stipulation and Order, which proposed to stay the Gress Action pending a decision on the motion to dismiss in the Securities Class Action. The District of Delaware so ordered the stipulation on March 10, 2020.

On June 16, 2020, the court in the Securities Class Action entered an order denying in part the defendants’ motion to dismiss under FRCP 12(b)(6). On July 21, 2020, the court in the Securities Class Action denied the defendants’ motion to reconsider the court’s prior order denying the motion to dismiss.

On August 12, 2019, Diaz filed a Verified Stockholder Derivative Complaint in the District of Delaware, purportedly in the right, and for the benefit, of Acer against the Individual Defendants seeking to remedy the Individual Defendants’ alleged breach of fiduciary duties, unjust enrichment, and violations of Section 14(a) of the Exchange Act (the “Diaz Action”).

On July 22, 2020, Gress and McNeil filed their Verified Shareholder Derivative Amended Complaint in the Gress Action, reiterating their original allegations and asserting new allegations in support of their claims against the Individual Defendants on behalf of Acer for breach of fiduciary duty, unjust enrichment claims, and violations of Section 14(a) of the Exchange Act.

On August 6, 2020, Gress, McNeil, Diaz, and Defendants entered into a Stipulation and [Proposed] Order consolidating the Diaz Action and the Gress Action under a consolidated caption, In re Acer Therapeutics, Inc. Derivative Litigation, Lead Case No. 1:19-cv-01505-MN, and appointing Gainey McKenna & Egleston (“GME”) and Shuman, Glenn & Stecker (“SGS”) as Co-Lead Counsel and O’Kelly & Ernst, LLC as Liaison Counsel in the Delaware Action. The District of Delaware granted the parties’ stipulation on August 7, 2020.

3.	The New York Action

On June 22, 2020, King filed a Verified Stockholder Derivative Complaint in the Southern District of New York, purportedly in the right, and for the benefit, of Acer against the Individual Defendants seeking to remedy the Individual Defendants’ alleged breach of fiduciary duties, unjust enrichment, abuse of control, waste of corporate assets, and violations of Section 14(a) of the Exchange Act (the “King Action”).

4.	Coordination of Actions and Settlement Negotiations with Defendants

In September 2020, plaintiffs Giroux, Gress, McNeil, and Diaz discussed the possibility of coordinating their efforts in prosecuting the Massachusetts Action and Delaware Action. Plaintiffs Giroux, Gress, McNeil, and Diaz thereafter agreed to work together both to maximize the effectiveness and efficiency of their efforts in pursuing the Actions on behalf of Acer against the Individual Defendants.

Around this same time, the Settling Parties began discussing a potential resolution of the Actions.

On October 21, 2020, plaintiffs Giroux, Gress, McNeil, and Diaz sent a written demand to Defendants for therapeutic relief that directly addressed the alleged misconduct giving rise to the Actions, as well as the Securities Class Action. Plaintiff King separately made a settlement demand upon Defendants.

Over the next several weeks, the Settling Parties engaged in extensive back-and-forth negotiations regarding a series of corporate governance enhancements that would be adopted and implemented at Acer.

On November 23, 2020, following settlement discussions and approval by Acer’s Board of Directors (the “Board”) in an exercise of its independent business judgment, the Settling Parties reached an agreement regarding a series of corporate governance reforms to be undertaken at Acer, the terms of which are fully set forth in Exhibit A attached hereto (the “Corporate Governance Reforms”). After reaching agreement on the Corporate Governance Reforms, the Settling Parties engaged in arm’s-length negotiations concerning a potential award of attorneys’ fees and expenses to be paid to Plaintiffs’ counsel, after which Defendants agreed, following Board approval in exercise of its independent business judgment, to cause Acer’s insurance carriers to pay Plaintiffs’ counsel $500,000 (the “Fee and Expense Award”), which includes incentive awards of $1,000 to each of Plaintiffs (the “Incentive Awards”), subject to approval by the Court.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE SUBSTANTIAL BENEFIT OF SETTLEMENT

Plaintiffs’ Counsel conducted an investigation relating to the claims and the underlying events alleged in the Actions, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the allegations contained in filings made in other litigation; (3) researching and drafting the complaints and amended complaints filed in the Actions; (4) researching the applicable law with respect to the claims in the Actions and the potential defenses thereto; (5) researching corporate governance issues; (6) preparing an extensive settlement demand that included a corporate governance reforms proposal; and (7) engaging in extensive settlement discussions with Defendants’ Counsel.

Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of Plaintiffs’ allegations, and in light of the substantial benefit Plaintiffs’ Counsel believe the Settlement confers on Acer, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs’ Counsel have concluded that it is desirable that the Actions be fully and finally settled in the manner, and upon the terms and conditions, set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Defendants through trials and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Actions, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, Acer’s financial situation as a small pharmaceutical company with only 20 employees and a total market capitalization of approximately $30 million, and in light of the substantial benefit conferred upon the Company and its stockholders as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Acer and Current Acer Stockholders (as defined below), and have agreed to settle the Actions upon the terms, and subject to the conditions, set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Acer or its stockholders, or any wrongdoing whatsoever. Defendants have also denied and continue to believe that Plaintiffs lack standing to assert claims on Acer’s behalf. Had the terms of this Stipulation not been reached, Defendants would have continued to contest Plaintiffs’ allegations vigorously, and Defendants maintain that they had and have meritorious defenses to all claims alleged in the Actions. Nevertheless, Defendants acknowledge that continuation of the Action would be lengthy and expensive, and recognize that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants acknowledge and agree that the Corporate Governance Reforms confer a substantial benefit to Acer and its stockholders. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Actions, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be fully and finally settled on the terms and subject to the conditions set forth herein.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs, derivatively on behalf of Acer, and Defendants, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to Court approval, in consideration of the substantial benefit flowing to the Settling Parties, the Actions and all of the Released Claims shall be fully, finally, and forever satisfied, compromised, settled, released, discharged, and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definitions set forth below shall control.

1.1“Claims” means, collectively, any and all claims, rights, demands, causes of action or liabilities of any kind, nature and character (including but not limited to claims for damages, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, known or Unknown, that were or could have been asserted in the Actions.

1.2“Current Acer Stockholders” means, for purposes of this Stipulation, any Persons who own Acer common stock as of the date of this Stipulation and who continue to hold their Acer common stock as of the date of the Settlement Hearing, excluding the Defendants, the officers and directors of Acer, and members of their immediate families, and their legal representatives, heirs, successors, or assigns, or any entity in which Defendants have or had a controlling interest.

1.3“Defendants’ Counsel” means Morrison Foerster LLP, 250 West 55th Street, New York, NY 10019-9601

1.1“Defendants’ Released Claims” means all Claims that could be asserted in any forum by any of the Released Persons against Plaintiffs, Plaintiffs’ Counsel, Acer, and all Current Acer Stockholders (solely in their capacity as Acer stockholders) (including known and Unknown Claims brought directly), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement.

1.2“Effective Date” means the first date by which all of the events and conditions specified in Section IV, ¶ 6.1 herein have been met and have occurred.

1.3 “Final,” with respect to a court order, means the later of: (i) if there is an appeal from a court order, the date of final affirmance on appeal and the expiration of the time for any further judicial review whether by appeal, reconsideration or a petition for a writ of certiorari and, if certiorari is granted, the date of final affirmance of the order following review pursuant to the grant; or (ii) the date of final dismissal of any appeal from the order or the final dismissal of any proceeding on certiorari to review the order; or (iii) the expiration of the time for the filing or noticing of any appeal or petition for certiorari from the order (or, if the date for taking an appeal or seeking review of the order shall be extended beyond this time by order of the issuing court, by operation of law or otherwise, or if such extension is requested, the date of expiration of any extension if any appeal or review is not sought), without any such filing or noticing being made. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to this Court’s award of attorneys’ fees or expenses, shall not in any way delay or affect the time set forth above for the Judgment to become Final or otherwise preclude the Judgment from becoming Final.

1.4“Judgment” means the final order and judgment to be rendered by this Court, substantially in the form attached hereto as Exhibit D.

1.5“Notice” means the Notice of Proposed Settlement of Derivative Action to Current Acer Stockholders of the Settlement, which, subject to this Court’s approval, shall be substantially in the form of Exhibit B attached hereto.

1.6“Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.7“Plaintiffs’ Counsel” means Bragar Eagel & Squire, P.C., 855 Third Avenue, Suite 3040, New York, New York, 10022; Gainey McKenna & Egleston, 501 Fifth Avenue, 19th Floor, New York, New York, 10017; Shuman, Glenn & Stecker, 326 W. Lancaster Avenue, Ardmore, Pennsylvania 19003; Pomerantz LLP, 600 Third Avenue New York, New York, 10016; and The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, New York 11771.

1.8“Preliminary Approval Order” means the Order Preliminarily Approving Derivative Settlement and Providing for Notice to be entered by this Court, substantially in the form of Exhibit C attached hereto.

1.9“Related Persons” means each and all of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, employees, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, predecessors, successors, affiliates, subsidiaries, divisions, entities, investment vehicles, retirement accounts, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.10“Released Claims” means all Claims, including known and Unknown Claims, against any of the Released Persons that (i) were asserted or could have been asserted derivatively on behalf of the Company, directly by Plaintiffs, or by the Company concerning, arising from or relating to the underlying facts, conduct, events, occurrences, transactions, or allegations set forth, made or referred to in the Actions; (ii) would have been barred by res judicata had the Actions been fully litigated to final judgment; or (iii) could have been, or could in the future be, asserted in any forum or proceeding or otherwise against any of the Released Persons that (a) concern or arise out of or relate to any of the subject matters, allegations, transactions, facts, occurrences, representations, statements, or omissions alleged, involved, set forth, or referred to in any complaint or demand letter in the Actions including, but not limited to, claims for breach of fiduciary duty, unjust enrichment, and violations of Section 14(a) of the Securities Exchange Act of 1934, contribution and indemnification, money damages, disgorgement, any and all demands, actions, damages, claims, rights or causes of action, or liabilities whatsoever; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement. Released Claims do not include the claims asserted in the Securities Class Action.

1.11“Released Person(s)” means, collectively, each and all of the Defendants and their Related Persons.

1.12“Settlement” means the settlement of the Actions as documented in this Stipulation.

1.13“Settlement Hearing” means the hearing by this Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before this Court.

1.14“Settling Parties” means, collectively, Plaintiffs (individually and derivatively on behalf of Acer), Acer and the Defendants.

1.15“Unknown Claims” means any Claims that any Party or any Current Acer Stockholder (claiming in the right of, or on behalf of, the Company) does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Claims and Defendants’ Released Claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Claims and Defendants’ Released Claims, or might have affected his, her, or its decision not to object to this Settlement. Unknown Claims include those Claims in which some or all of the facts comprising the Claim may be unsuspected, or even undisclosed or hidden. With respect to any and all Released Claims and Defendants’ Released Claims, including Unknown Claims, the Settling Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Current Acer Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties shall expressly waive, and every Current Acer Stockholder who is not a Defendant shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. The Settling Parties may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims or Defendants’ Released Claims, but the Settling Parties shall expressly have, and every Current Acer Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and every Current Acer Stockholder who is not a Defendant shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement of which this release is a material and essential part.

2.	Terms of the Settlement

2.1In consideration for the full and final release, settlement and discharge of any and all claims that were or could have been asserted by Plaintiffs, individually and derivatively on behalf of Acer, against Defendants in the Actions and the other terms and conditions of this Stipulation, the Settling Parties have agreed to the following:

2.2Acer shall implement the Corporate Governance Reforms set forth in Exhibit A, pursuant to the terms set forth in Exhibit A and shall maintain them pursuant to the terms set forth in Exhibit A. Acer and its Board acknowledge that the filing, prosecution, and resolution of the Actions were the primary cause of the Board’s decision to implement the Corporate Governance Reforms. Acer and the Board further agree and affirm that the Corporate Governance Reforms have conferred and will confer a substantial benefit upon the Company and its shareholders. Within ten (10) calendar days of the Court’s entry of the Judgment, the parties to the Actions shall file a stipulation dismissing the Actions with prejudice.

3.	Procedure for Implementing the Settlement

3.1Promptly after execution of this Stipulation, the Plaintiffs shall submit this Stipulation, together with its exhibits, to this Court and apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit C attached hereto, which, inter alia: (i) preliminarily approves the Settlement; (ii) approves the method of providing notice of the proposed Settlement to Current Acer Stockholders; (iii) approves the form of notice of the Settlement substantially in the form of Exhibit B attached hereto (the “Notice”); and (iv) sets a date for the Settlement Hearing.

3.2Acer shall undertake the administrative responsibility for giving notice of the Settlement to Current Acer Stockholders in the manner set forth in this paragraph. Acer shall be solely responsible for paying the costs and expenses related to providing such notice or any notice that is required by this Court. Within ten (10) calendar days after this Court’s entry of the Preliminary Approval Order, Acer shall (1) issue the notice of the Settlement substantially in the form of Exhibit B attached hereto (“Notice”) via a generally recognized wire service, (2) file with the SEC (a) the Notice and (b) the Stipulation with its exhibits (collectively “Stipulation”), as exhibits to a Form 8-K, and (3) post the Notice together with the Stipulation on the Investor Relations/Press Releases page of Acer’s corporate website, or per the means required by this Court. The Notice will contain a link to the page on the Investors page of Acer’s corporate website where the Notice and Stipulation will be posted, which posting will be maintained through the date of the Court’s Settlement Hearing. The Settling Parties believe the content of the Notice and the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Current Acer Stockholders pursuant to applicable law and due process.

3.3Plaintiffs shall request that this Court hold the Settlement Hearing to approve the Settlement, the Fee and Expense Award, and the Incentive Awards at least forty-five (45) calendar days after entry of the Preliminary Approval Order, either in-person, telephonically or by video.

3.4Pending this Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Acer Stockholders, derivatively on behalf of Acer, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

4.	Releases

4.1Upon the Effective Date, Acer, Plaintiffs (individually and on behalf of Acer), and each Current Acer Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims, including claims against the Released Persons. Acer, Plaintiffs, and each Current Acer Stockholder shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.2Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Acer, and all Current Acer Stockholders (solely in their capacity as Acer stockholders) from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs or their Related Persons, Plaintiffs’ Counsel or their Related Persons, Acer, or any Current Acer Stockholders (solely in their capacity as Acer stockholders) with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiff and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Acer, and all Current Acer Stockholders (solely in their capacity as Acer stockholders) except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.3Nothing herein shall in any way release, waive, impair, or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation. In addition, nothing in this Stipulation shall limit, waive or otherwise affect the rights or claims of any of the Defendants relating to insurance coverage, indemnification, or advancement of legal expenses, including fees, arising from or under the Company’s charter or by-laws, applicable law and/or statute, or any existing written agreements.

5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.1As a result of arm’s-length negotiations between Acer and Plaintiffs, Defendants agreed, following Board approval in exercise of its independent business judgment, to cause Acer and/or Acer’s insurance carriers to pay the Fee and Expense Award in the total amount of five hundred thousand dollars ($500,000) as attorneys’ fees and expenses to Plaintiffs’ Counsel, inclusive of Incentive Awards of $1,000 to each Plaintiff, subject to approval by this Court. The Settling Parties agree that the Fee and Expense Award and the Incentive Awards are fair and reasonable in light of the substantial benefit conferred upon Acer and Current Acer Stockholders by the Settlement.

5.2To the extent awarded by the Court, Acer and/or Acer’s insurers shall pay, or cause to be paid, by check or wire transfer, to be held in escrow, the Fee and Expense Award within twenty (20) calendar days of the latest of (a) entry of the Preliminary Approval Order; and (b) provision of complete and accurate payment instructions and Forms W-9 and EFT Authorization by Plaintiffs’ Counsel to Defendants’ Counsel. The Fee and Expense Award shall be paid into an interest-bearing escrow account (the “Escrow Account”) to be established and maintained by Bragar Eagel & Squire, P.C. (the “Bragar Firm”), and shall be released to the Bragar Firm for distribution to all Plaintiffs’ Counsel from the Escrow Account only after the Judgment approving the Settlement of the Actions has become Final. Defendants and Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.3The Fee and Expense Award and Incentive Awards shall remain in Plaintiffs’ Counsel’s Escrow Account until the entry of the Judgment, at which time the Fee and Expense Award and Incentive Awards shall be immediately releasable to Plaintiffs’ Counsel and Plaintiffs, notwithstanding the existence of any timely-filed objections thereto or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Should this Court order the payment of attorneys’ fees and expenses to Plaintiffs’ Counsel in an amount less than the agreed Fee and Expense Award prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiffs’ Counsel. Any amounts remaining in Plaintiffs’ Counsel’s Escrow Account shall be returned to the paying party—Acer and/or Acer’s insurers, depending on the amount of any refund—within ten (10) business days.

5.4Payment of the Fee and Expense Award in the amount approved by this Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Actions and the resolution of the claims alleged therein. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Award amongst Plaintiffs’ Counsel. Defendants shall have no obligation to make any payment to any Plaintiffs’ Counsel other than the payment to Plaintiffs’ Counsel’s Escrow Account provided in Section IV, 5.1-5.2 herein.

5.5If for any reason any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then Plaintiffs’ Counsel and their successors and Plaintiffs shall be obligated to repay to the paying party—Acer and/or its insurers, depending on the amount of any refund—within ten (10) business days after written notification of such an event, the amount of the Fee and Expense Award and Incentive Awards paid by Acer that they received, and any amounts remaining in Plaintiffs’ Counsel’s Escrow Account shall be returned to Acer. In the event of any failure to obtain final approval of the full amount of the Fee and Expense Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee and Expense Award being overturned or substantially modified, each of Plaintiffs’ Counsel and their successors shall be obligated to repay to Acer, within ten (10) business days, the portion of the Fee and Expense Award paid by Acer that they received and that was ultimately not awarded to Plaintiffs’ Counsel, and any amounts remaining in Plaintiffs’ Counsel’s Escrow Account shall be returned to Acer.

5.6Except as otherwise provided in this Stipulation, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1The Effective Date of the Stipulation shall be conditioned on the occurrence of all the following events:

(i)	the entry of the Preliminary Approval Order;
(ii)	this Court’s entry of the Judgment;
(iii)	the payment of the Fee and Expense Award and Incentive Awards into Plaintiffs’ Counsel’s Escrow Account in accordance with Section 5, ¶¶ 5.1-5.2 herein;
(iv)	the Judgment has become Final; and
(v)	all Actions have been dismissed with prejudice.

6.2If any of the conditions specified in Section IV, ¶ 6.1 are not met, then the Stipulation shall be cancelled and terminated subject to Section IV, ¶ 6.4, and Plaintiffs and Defendants shall be restored to their respective positions in the Actions as of the date immediately preceding the date of this Stipulation, unless Plaintiffs’ Counsel and Defendants’ Counsel, on behalf of their respective clients, mutually agree in writing to proceed with the Stipulation.

6.3Each of the Settling Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Settling Parties within twenty (20) calendar days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit C hereto; (iii) the Judgment is not entered in substantially the form attached as Exhibit D hereto; (iv) the Judgment is reversed or substantially modified on appeal, reconsideration, or otherwise; (v) the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Settling Party has, within twenty (20) calendar days of the date on which notice of the termination event has been provided to all other Settling Parties and attempted in good faith to confer with the other Settling Parties and/or to participate in a mediation session with a mediator appointed by the Settling Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee and

Expense Award, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement.

6.4In the event that the Stipulation is not approved by this Court, or the Settlement is terminated for any reason, including pursuant to Section IV, ¶ 6.3 above, Plaintiffs and Defendants shall be restored to their respective positions as of November 23, 2020, and all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of Section IV, ¶¶ 1.1-1.15, 5.5, 6.4, 7.6-7.19 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.	Miscellaneous Provisions

7.1The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation. To the extent the Settling Parties are unable to reach an agreement concerning such best efforts, any Settling Party may refer the matter to a mediator appointed by the Settling Parties for a mediated resolution, subject to Court approval, with the fees and expenses of the mediator to be divided equally between Plaintiffs on the one hand and Defendants on the other.

7.2The Settling Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Settling Parties agree that each has complied fully with the applicable requirements of good faith litigation under the Securities Exchange Act of 1934 and the Federal Rules of Civil Procedure. The Settling Parties shall not take the position that the litigation was brought or defended in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure.

7.3While maintaining their positions that the claims and defenses asserted in the Actions are meritorious, Plaintiffs and Plaintiffs’ Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, based on the subject matter of the Actions. Notwithstanding the foregoing, each of the Settling Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Actions were brought or defended in bad faith or without a reasonable basis.

7.4Whether or not the Settlement is approved by this Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a)shall not be offered, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Actions or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Actions or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b)shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c)shall not be offered or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d)shall not be offered or used in any way against Plaintiffs or Plaintiffs’ Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on their claims at trial.

7.5Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

7.6The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.7The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

7.8This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Actions, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

7.9The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

7.10The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

7.11The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed, or actual sale, merger, or change-in-control of Acer shall not void this Stipulation, and that in the event of a planned, proposed, or actual sale, merger, or change-in-control of Acer they will continue to seek final approval of this Stipulation expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Award.

7.12The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the Commonwealth of Massachusetts and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the Commonwealth of Massachusetts without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.13This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations among the Settling Parties, and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

7.14All agreements made and orders entered during the course of the Actions relating to the confidentiality of information and documents shall survive this Stipulation.

7.15Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Federal Rule of Evidence 408 as if such Rule applied in all respects in any such proceeding or forum.

7.16The Settling Parties intend that this Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

7.17Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

7.18Plaintiffs hereby warrant that, as of the Effective Date, each of them has standing to pursue derivative claims against the Individual Defendants pursuant to Federal Rule of Civil Procedure 23.1.

7.19Any notice required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.

7.20The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with this Court.

IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of December 29, 2020.

GAINEY McKENNA & EGLESTON By: /s/ Thomas J. McKenna Thomas J. McKenna 501 Fifth Avenue, 19th Floor New York, NY 10017 Tel: (212) 983-1300 Email: Counsel for Plaintiffs Matthew Gress and Kyle McNeil	BRAGAR EAGEL & SQUIRE, P.C. By: /s/ W. Scott Holleman W. Scott Holleman 810 Seventh Avenue, Suite 620 New York, NY 10019 Tel: (646) 860-9449 Email: Counsel for Plaintiff David Giroux
SHUMAN, GLENN & STECKER By: /s/ Brett D. Stecker Brett D. Stecker 326 W. Lancaster Avenue Ardmore, PA 19003 Tel: (303) 861-3003 Email:
POMERANTZ LLP By: /s/ Gustavo F. Bruckner Gustavo F. Bruckner

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MASSACHUSETTS

DAVID GIROUX, Derivatively on Behalf
of ACER THERAPEUTICS, INC.,

                                    Plaintiff,

            v.

JASON AMELLO, STEVE ASELAGE, HUBERT BIRNER, JOHN M. DUNN, MICHELLE GRIFFIN, LUC MARENGERE, HARRY PALMIN, and CHRIS SCHELLING,

                                     Defendants,

           and

ACER THERAPEUTICS, INC.,

                                Nominal Defendant.

Case No. 1:20-cv-10537

REMEDIAL ACER THERAPEUTICS INC.

CORPORATE GOVERNANCE ENHANCEMENTS

Acer Therapeutics Inc. (“Acer” or the “Company”) will maintain the changes agreed to herein for at least a period of not less than four (4) years from the date of implementation or, in the case of the reforms already implemented, when the judgment and final order approving the settlement becomes final.

Enhanced Public Disclosure and Auditing Procedures:

1.

The Company shall form an executive-level Disclosure Committee to oversee and further the Company’s policy that all disclosures made by the Company to its shareholders or the investment community should be accurate and complete, and fairly present the Company’s financial condition and results of operations in all material respects, and should be made on a timely basis as required by applicable laws and stock exchange requirements.

2.	The Disclosure Committee shall adopt a Disclosure Committee Charter, attached hereto as Schedule 1.
3.	The Audit Committee shall be responsible for the oversight of the Disclosure Committee.
4.	The Audit Committee shall meet with the Disclosure Committee a minimum of 4 times per year.

5.	The Audit Committee shall amend the Audit Committee Charter to reflect the Audit Committee’s oversight responsibility of the Disclosure Committee.

Risk Management Enhancements:

1.	The Company’s management shall provide semi-annual risk assessments to the Audit Committee.
2.	The Company’s management shall consult with the Scientific Advisory Board as necessary in managing the Company’s financial, operational, and reputational risk.
3.	The Company shall post a description of the role of the Scientific Advisory Board on its website.

Board of Directors Enhancements:

1.	The Company’s Board of Directors (the “Board”) shall appoint a lead independent director if the Chief Executive Officer and the Chairperson Roles are combined.
2.	On an annual basis, the Board will review the size of the Board.
3.	Any guaranteed compensation increases of the members of the Board or the Company’s senior management shall require an approval of the Compensation Committee of the Board or of a majority of the Board.

Enhancements to the Company’s Reporting Policies:

1.

If there is sufficient funding, Acer intends to hire a medical/science position. In the interim, the Company will ensure that all compliance-related responsibilities have been allocated among existing personnel.

2.

The Chief Legal Officer, the Chief Medical Officer, Chief Operating and Financial Officer, or the Vice President of Regulatory Affairs shall timely report to and update the Board regarding: (i) any pending compliance issues raised by the FDA or other regulatory agencies that fall under their respective purviews; (ii) any developments in clinical trials, including significant new data or regulator comments on clinical trial design, efficacy or safety data, that could significantly change the timing or probability of regulatory approval of drugs or biologics under development.

3.

The Company shall continue its whistleblower hotline program by providing notices of anonymous whistleblower complaints to the Company’s Chief Operating and Financial Officer, the Audit Committee Chair, and the Chief Legal Officer.

SCHEDULE 1

ACER THERAPEUTICS INC. DISCLOSURE COMMITTEE CHARTER

(Adopted, 20 )

I.	General Statement of Purpose

The purposes of the Disclosure Committee of Acer Therapeutics Inc. (the “Company”) are to assist and report to the Audit Committee of the Board (the “Audit Committee”) and to the Company’s Chief Executive Officer (“CEO”) and Chief Operating and Financial Officer (“COFO” and together with the Chief Legal Officer (“CLO”) and the CEO, the “Senior Officers”) in establishing, implementing, maintaining and evaluating controls or other procedures designed to ensure:

1.

that the information that the Company is required to disclose in the Company’s reports furnished or filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including but not limited to certain material information about the Company, its products, scientific issues such as the status of clinical trials, compliance issues, and regulatory issues, is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission (“SEC”) rules and forms in an accurate and complete manner; and

2.	that such information is accumulated and communicated to the Company’s Senior Officers, as appropriate, to allow timely decisions regarding required disclosures.
II.	Responsibilities and Authority

The principal activities of the Disclosure Committee will generally include the following:

1.

Design, adopt and maintain appropriate procedures and standards that are designed to ensure that: (i) information required by the Company to be disclosed to the SEC, and other written information that the Company will disclose to the public is recorded, processed, summarized and reported accurately and on a timely basis; (ii)     risks and risk factors are adequately disclosed; and (iii) such information is accumulated and communicated to the Company’s management, including the Company’s Senior Officers, as appropriate, to allow timely decisions regarding required disclosure (the “Disclosure Controls”).

2.	Monitor the integrity and evaluate the effectiveness of the Disclosure Controls.
3.

Review the Company’s drafts of: (i) Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, proxy statements, material registration statements, and any other information filed with the SEC (other than routine correspondence); (ii) press releases containing financial information, earnings guidance, information about material developments, or other information material to the Company’s security holders; and (iii) correspondence broadly disseminated to shareholders and all presentations to analysts and the investment community (collectively, the “Covered Reports”).

4.

Discuss with the Senior Officers, and with the Audit Committee as necessary, all relevant information relative to the Disclosure Committee’s responsibilities and proceedings, including: (i) the preparation of the Company’s disclosures in the Covered Reports; (ii) the evaluation of the effectiveness of the Disclosure Controls; and (iii) any material false statement or omission of material fact discovered upon review of a Covered Report.

5.	The Disclosure Committee shall have such other responsibilities, consistent with the Disclosure Committee’s purpose, as the Audit Committee or the full Board may assign to it from time to time.
III.	Organization of Disclosure Committee

The members of the Disclosure Committee are appointed from time to time by the Senior Officers. The Disclosure Committee shall initially be comprised of the CLO, who shall serve as chair of the Committee; the COFO, the Vice President-Finance and Controller, the Director, SOX and SEC Reporting, and the Executive Director, Investor Relations and Corporate Communications.

The Disclosure Committee may also, in its discretion, call upon other officers of the Company such as the Company’s CEO, Chief Technical Officer, Chief Commercial Officer, Vice President—Regulatory, Vice President Clinical Operations, Vice President—Quality, Vice President—Human Resources and other key accounting/auditing, business, medical or scientific, risk management, investor relations and financial personnel involved in preparing the Covered Reports.

The Senior Officers may change the composition and chair of the Disclosure Committee from time to time.

The Company’s external legal counsel may serve as counsel to the Disclosure Committee but will not be a member thereof and may provide advice and counsel, but will not have the right to vote at Disclosure Committee meetings. The Disclosure Committee will be assisted in the performance of its duties by appropriate management, operational, legal and financial personnel from the Company (e.g., internal finance, risk management, legal and accounting). These personnel will assist in the preparation and review of disclosures within their particular areas of operation, expertise or competence, as the case may be, and will be available for such other support functions as members of the Disclosure Committee may determine are necessary or appropriate in the fulfillment of their duties. In addition, the lead audit partner (or such lead audit partner’s designee) of the Company’s independent registered public accounting firm may be called on to participate in Disclosure Committee meetings as needed but shall not have the right to vote at Disclosure Committee meetings.

IV.	Meetings and Procedures

The Disclosure Committee shall meet at least quarterly to fulfill its responsibilities as described in this Charter. The Disclosure Committee shall adopt, whether formally or informally, such procedures as it deems necessary to facilitate the fulfillment of its responsibilities.

The Disclosure Committee shall keep written minutes of its meeting and shall transmit these minutes and any written reports which it creates, to the Audit Committee or, if directed by the Audit Committee, to the full Board.

V.	Full Access

The Disclosure Committee shall have full access to all of Company’s books, records, assets, facilities and personnel, including the internal and external auditors, in connection with fulfilling its responsibilities.

EXHIBIT B

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MASSACHUSETTS

DAVID GIROUX, Derivatively on Behalf
of ACER THERAPEUTICS, INC.,

                                    Plaintiff,

            v.

JASON AMELLO, STEVE ASELAGE, HUBERT BIRNER, JOHN M. DUNN, MICHELLE GRIFFIN, LUC MARENGERE, HARRY PALMIN, and CHRIS SCHELLING,

                                     Defendants,

           and

ACER THERAPEUTICS, INC.,

                                Nominal Defendant.

Case No. 1:20-cv-10537

NOTICE TO CURRENT ACER THERAPEUTICS INC. STOCKHOLDERS

TO: ALL CURRENT OWNERS OF ACER THERAPEUTICS INC. (“ACER” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: ACER) AS OF DECEMBER 29, 2020, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT ACER STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms in a Stipulation and Agreement of Settlement, dated December 29, 2020 (the “Stipulation”). The purpose of this Notice is to inform you of:

•the existence of the above-captioned derivative action and the related derivative actions captioned In re Acer Therapeutics Inc. Derivative Litigation, Case No. 1:19-cv-01505-MN in the United States District Court for the District of Delaware and King v. Schelling, et al., Case No. 1:20-cv-04779-GHW in the United States District Court for the Southern District of New York (the “Actions”),

•the proposed settlement between the Plaintiffs1 and Defendants reached in the Actions (the “Settlement”),

•the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement,

•the Individual Defendants’ agreement to pay Plaintiffs’ Counsel’s fees and expenses, and

•Plaintiffs’ Incentive Awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary

On December 29, 2020, Acer Therapeutics, Inc. (“Acer” or the “Company”), in its capacity as a nominal defendant, entered into a Stipulation of Settlement (the “Stipulation”) in the above-captioned shareholder derivative action filed derivatively on behalf of Acer, in the United States District Court for the District of Massachusetts (the “Court”) against certain current and former directors and officers of the Company and against the Company as a nominal defendant (the “Massachusetts Action”)2. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain additional corporate governance measures and procedures, as outlined in Exhibit A to the Stipulation, and provides that the filing, prosecution, and resolution of the Actions were a consideration in the Company’s implementation of the corporate governance reforms. In

1 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

2 Although filed only in the Massachusetts Action, the Stipulation and Settlement also resolves the consolidated derivative action in the United States District Court for the District of Delaware captioned In re Acer Therapeutics, Inc. Derivative Litigation, Lead Case No. 1:19-cv-01505-MN (the “Delaware Action”) as well as the derivative action in the United States District Court for the Southern District of New York captioned King v. Schelling, et al., Case No. 1:20-cv-04779- GHW (the “New York Action” and together with the Massachusetts Action and the Delaware Action, the “Actions”).

exchange, Defendants agree to cause Acer and/or Acer’s insurance carriers to pay a Fee and Expense Award to Plaintiffs’ Counsel in the total amount of five hundred thousand dollars ($500,000.00), inclusive of an Incentive Award of $1,000 to each Plaintiffs, subject to Court approval.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the Stipulation posted on the “Investor Relations” section of Company’s website, www.acertx.com, contact Plaintiffs’ Counsel at the address listed below, or inspect the Stipulation and its exhibits filed with the Clerk of the Court.

The Settlement Hearing and Your Right to Object to the Settlement

On                   , 20 , the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein, and providing for Plaintiffs’ Counsel to publish this notice on their websites and for the Company to publish this notice via a generally recognized wire service and to post this notice, along with the Stipulation, on the “Investor Relations” section of the Company’s website, (the “Preliminary Approval Order”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on                  at            a.m./p.m. before the Honorable George A. O’Toole in the United States District Court for the District of Massachusetts, John Joseph Moakley U.S. Courthouse, 1 Courthouse Way, Boston, Massachusetts 02210, pursuant to Federal Rule of Civil Procedure 23.1, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Judgment substantially in the form attached as Exhibit D to the Stipulation should be entered dismissing all claims in the Actions with prejudice and releasing the Released Claims against the Released Persons; (iv) consider the agreed-to Fee and Expense Award to Plaintiffs’ Counsel of attorneys’ fees and the reimbursement of expenses; (v) consider the Incentive Awards to Plaintiffs, which will be funded from the Fee and Expense Award; and

(vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

Any Current Acer Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file an objection. An objector must no later than twenty-one (21) days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve upon the below listed counsel (delivered by hand or sent by first class mail) a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Acer common stock through the date of the Settlement Hearing, including the number of shares of Acer common stock held and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if a Current Acer Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Stockholder must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below counsel: (a) a written notice of such Stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall not be permitted to appear at the Settlement Hearing, except the Court may extend any deadlines for good cause shown, if requested.

The objector must file such objections and supporting documentation with the Clerk’s Office, U.S. District Court for the District of Massachusetts, John Joseph Moakley U.S. Courthouse, 1 Courthouse Way, Suite 2300, Boston, MA 02210 not later than twenty-one (21) days prior to the Settlement Hearing, and, by the same date, copies of all such papers must also be received by each of the following persons (delivered by hand or sent by first class mail):

Counsel for Plaintiffs:

W. Scott Holleman

BRAGAR EAGEL & SQUIRE, P.C.

810 Seventh Avenue,

Suite 620 New York,

NY 10019

Counsel for Defendants:

Jamie A. Levitt

MORRISON & FOERSTER LLP

250 West 55th Street

New York, NY, 10019

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Settlement Hearing. Any Current Acer shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred, except the Court may extend any deadlines for good cause shown, if requested. Any submissions by the Settling Parties in opposition or response to objections shall be filed with the Court no later than seven (7) days before the Settlement Hearing.

Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a current holder of Acer common stock and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

You may obtain further information by contacting counsel for Plaintiffs at: W. Scott Holleman, Esq., Bragar Eagel & Squire, P.C., 810 Seventh Avenue, Suite 620, New York, NY 10019, Telephone: (646) 860-9449, Email: holleman@bespc.com. PLEASE DO NOT CALL THE COURT, THE CLERK’S OFFICE, OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.

EXHIBIT C

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MASSACHUSETTS

DAVID GIROUX, Derivatively on Behalf
of ACER THERAPEUTICS, INC.,

                                    Plaintiff,

            v.

JASON AMELLO, STEVE ASELAGE, HUBERT BIRNER, JOHN M. DUNN, MICHELLE GRIFFIN, LUC MARENGERE, HARRY PALMIN, and CHRIS SCHELLING,

                                     Defendants,

           and

ACER THERAPEUTICS, INC.,

                                Nominal Defendant.

Case No. 1:20-cv-10537

[PROPOSED] PRELIMINARY APPROVAL AND SCHEDULING ORDER

WHEREAS, the parties to the above-captioned shareholder derivative action (the “Massachusetts Action”) with Matthew Gress, Kyle McNeil, and Jose Luis Gonzalez Diaz, plaintiffs in the consolidated derivative action in the District of Delaware captioned In re Acer Therapeutics, Inc. Derivative Litigation, Lead Case No. 1:19-cv-01505-MN (the “Delaware Action”) and Stephen King, plaintiff in the derivative action in the Southern District of New York captioned King v. Schelling, et al., Case No. 1:20-cv-04779-GHW (the “New York Action” and together with the Massachusetts Action and the Delaware Action, the “Actions,” and the plaintiffs to the Actions are collectively referred to herein as the “Plaintiffs.”) have made application, pursuant to Federal Rule of Civil Procedure 23.1, for an order (i) preliminarily approving the proposed settlement (“Settlement”) of the Actions, in accordance with a Stipulation and Agreement of Settlement, dated December 29, 2020, and the Exhibits thereto (the “Stipulation”), (ii) approving the form and content of the Notice to Current Acer Stockholders of Pendency and Proposed Settlement of Shareholder Actions (the “Notice”), substantially in the form of Exhibit B to the Stipulation, and (iii) setting a date for the final Settlement hearing;

WHEREAS, the Stipulation sets forth the terms and conditions of the Settlement;

WHEREAS, the Settlement appears to be the product of serious, informed, non-collusive negotiations and falls within the range of possible approval;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein);

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and the Settling Parties’ submissions in support of the motion for preliminary approval of the Settlement;

NOW THEREFORE, IT IS ORDERED:

1.This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the terms of the Settlement set forth therein;

2.The final Settlement Hearing shall be held before the United States District Court for the District of Massachusetts, on                 20          at             a.m./p.m. before this Court in Courtroom No. of the John Joseph Moakley U.S. Courthouse, 1 Courthouse Way, Boston, Massachusetts 02210, to: (1) determine whether the terms of the Settlement should be approved as fair, reasonable, and adequate; (2) consider any objections to the Settlement submitted in accordance with the Notice; (3) determine whether the Judgment finally approving the Settlement, substantially in the form of Exhibit D to the Stipulation, should be entered, dismissing the Actions with prejudice and releasing the Released Claims against the Released Persons; (4) determine whether the requested Fee and Expense Award for Plaintiffs’ Counsel and the Incentive Awards to Plaintiffs, which will be funded from the Fee and Expense Award, should be approved; and (5) consider any other matters that may properly be brought before the Court in connection with the Settlement.

3.This Court approves, as to form and content, the Notice, annexed as Exhibit B to the Stipulation, and finds that the filing of the Stipulation and publication of the Notice substantially in the manner and form set forth in ¶ 3.2 of the Stipulation, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto of all matters relating to the Settlement.

4.Within ten (10) business days of the Court’s entry of this Preliminary Approval and Scheduling Order, Plaintiffs’ Counsel shall publish the Notice on their websites and Acer shall (i) publish the Notice via a generally recognized wire service; and (ii) post the Notice, along with the Stipulation, on the “Investor Relations/Press Releases” section of its website, which posting shall be maintained through the date of the Settlement Hearing.

5.All costs incurred in the publication of the Notice shall be paid or caused to be paid by Acer.

6.At least fourteen (14) calendar days prior to the Settlement Hearing, Plaintiffs’ Counsel and Acer’s counsel shall each file with the Court proof, by affidavit or declaration, that the approved Notice process set forth in Paragraph 4 hereof has been fully undertaken.

7.All Current Acer Stockholders shall be bound by all orders, determinations, and judgments in the Actions concerning the Settlement, whether favorable or unfavorable to Current Acer Stockholders.

8.Pending final determination of whether the Settlement should be approved, neither Plaintiffs or Plaintiffs’ Counsel, nor any current Acer stockholders or other Persons, derivatively on behalf of Acer, shall commence or prosecute against any action or proceeding in any court or tribunal asserting any of the Released Claims against any of the Released Persons.

9.Pending final determination of whether the Settlement should be approved, neither Plaintiffs or Plaintiffs’ Counsel, now any current Acer Stockholders or other Persons, derivatively          on behalf of Acer, shall commence or prosecute against any action or proceeding in any court or tribunal asserting any Released Claims against any of the Released Persons.

10.All papers in support of the Settlement shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

11.Any Current Acer Stockholder and beneficial owners of common stock of Acer as of the date of entry of this Order, may object and/or appear and show cause if he, she or it has any reason why the terms of the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee and Expense Award should not be finally approved; provided, however, that unless otherwise ordered by the Court, no Current Acer Stockholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement or, if approved, the Judgment to be entered thereon approving the same, unless that Person has, at least twenty-one (21) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court at the address listed below and served the following counsel (delivered by hand or sent by first class mail) a written objection to the Settlement setting forth (a)     the nature of the objection; (b) proof of ownership of Acer common stock through the date of the Settlement Hearing, including the number of shares of Acer common stock owned and date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the Stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if a Current Acer Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such Stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current Acer Stockholder files a written objection and/or written notice of intent to appear, such Stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such Stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Clerk of the Court:

Clerk of the Court

U.S. DISTRICT COURT

DISTRICT OF MASSACHUSSETTS

John Joseph Moakley U.S. Courthouse 1 Courthouse Way, Suite 2300

Boston, Massachusetts 02210

Counsel for Plaintiffs:

W. Scott Holleman, Esq.

BRAGAR EAGEL & SQUIRE, P.C.

810 Seventh Avenue, Suite 620

New York, NY 10019

Counsel for Acer:

Jamie A. Levitt, Esq.

MORRISON & FOERSTER LLP

250 West 55th Street

New York, NY 10019

12.Any Current Acer Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Award, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be forever bound by the Judgment to be entered, the dismissal of the Actions with prejudice, and any and all of the releases set forth in the Stipulation.

13.Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be used by any other person in any other actions or proceedings, whether civil, criminal or administrative as evidence or otherwise. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

14.If the Stipulation is terminated pursuant to its terms, or the Effective Date does not otherwise occur, all proceedings in the Actions will revert to their status as of the date immediately preceding the date of the Stipulation.

15.The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current Acer Stockholders and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Acer Stockholders.

IT IS SO ORDERED.

DATED: _____________	_________________________________
HONORABLE GEORGE A. O’TOOLE
UNITED STATES DISTRICT JUDGE

EXHIBIT D

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MASSACHUSETTS

DAVID GIROUX, Derivatively on Behalf
of ACER THERAPEUTICS, INC.,

                                    Plaintiff,

            v.

JASON AMELLO, STEVE ASELAGE, HUBERT BIRNER, JOHN M. DUNN, MICHELLE GRIFFIN, LUC MARENGERE, HARRY PALMIN, and CHRIS SCHELLING,

                                     Defendants,

           and

ACER THERAPEUTICS, INC.,

                                Nominal Defendant.

Case No. 1:20-cv-10537

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on       , 2021, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated December 29, 2020, and the exhibits thereto (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment (“Judgment”).

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

Unless otherwise stated herein, all capitalized terms contained in this Judgment shall have the same meaning and effect as stated in the Stipulation.

This Court has jurisdiction over the subject matter of the Actions and over the Settling Parties to the Actions.

This Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Settling Parties, Acer Therapeutics Inc. (“Acer”), and Current Acer Stockholders, and hereby finally approves the Settlement in all respects and directs the Settling Parties to perform the terms of the Settlement as set forth in the Stipulation.

This Court hereby dismisses the Actions with prejudice and without costs to the Settling Parties, except as otherwise provided below.

Upon the Effective Date, Plaintiffs (individually and derivatively on behalf of Acer), Acer, any other Current Acer Stockholders on behalf of Acer, and Plaintiffs’ Counsel shall be deemed to have fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims) against the Released Persons.

Upon the Effective Date hereof, the Settling Parties and each of Acer’s shareholders (solely in their capacity as Acer shareholders) are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons as set forth in and in accordance with the terms of the Stipulation. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from any and all Defendants’ Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

The Court finds that the Notice of Pendency and Proposed Settlement of Shareholder Actions (“Notice”) was given in accordance with the Preliminary Approval and Scheduling Order entered on ________, 2020, and that such Notice was reasonable, constituted the most    practicable notice under the circumstances to Current Acer Stockholders, complied with the requirements of federal law and due process, and constituted due and sufficient notice of the matters set forth therein.

The Court hereby approves the Fee and Expense Award, finds that such fee is fair and reasonable, and directs payment of the Fee and Expense Award in accordance with the terms of the Stipulation.

The Court hereby approves the Service Awards of $1,000 for each Plaintiff to be paid from Plaintiffs’ Counsel’s Fee and Expense Award in recognition of Plaintiffs’ participation and efforts in the prosecution of the Actions.

During the course of the litigation of the Actions, all Settling Parties and their counsel acted in good faith and complied with Fed. R. Civ. P. 11 and any similar rule or statue.

Neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, is or may be deemed to be or may be used as: (a) an admission or concession of, or evidence of, the validity of any Released Claim or any fault, wrongdoing, or liability of the Defendants; (b) an admission or concession by Plaintiffs or any Acer stockholder of any infirmity in the claims asserted in the Complaints; or (c) an admission or concession of, or evidence of, any fault, wrongdoing, or liability of any of the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. The Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, equitable estoppel, judicial estoppel, release, good-faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant, and in furtherance thereof in any action to enforce the Settlement.

Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this Settlement; and (b) all Settling Parties and the Settling Parties’ counsel hereto for the sole purpose of construing, enforcing, and administering the Stipulation and this Order and Final Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Settling Party, to the extent consistent and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

There is no reason for delay in the entry of this Judgment and immediate entry by the Clerk of the Court is expressly directed by the Court.

IT IS SO ORDERED.

DATED: _____________	_________________________________
HONORABLE GEORGE A. O’TOOLE
UNITED STATES DISTRICT JUDGE